Exhibit 99.1

FOR IMMEDIATE RELEASE

HAMPSHIRE GROUP ANNOUNCES PRELIMINARY FOURTH QUARTER 2014 RESULTS AND

UPDATES 2014 EXPECTATIONS

Receives Short-Term Credit Line Increase from Lender to Offset Effects of West Coast Port Issues

New York, New York, February 17, 2014: Hampshire Group, Limited (OTC Markets: HAMP) today announced preliminary results for the fourth quarter ended December 31, 2014, and revised its expectations for the full year ending December 31, 2014.

Fourth Quarter 2014 Expectations Compared to Fourth Quarter 2013:

●	Net sales of $28-$30 million, compared to $35 million;
●	Gross profit margin of 17-18%, compared to 16.6%;
●	Loss from operations of $1.8-$2.8 million compared to a loss from operations of $9.2 million; and,
●	Adjusted EBITDA loss of $0.6-$1.5 million compared to an Adjusted EBITDA loss of $1.1 million (see the Non-GAAP Reconciliation table that follows).

For the full year ending December 31, 2014, the Company now anticipates reporting an Adjusted EBITDA loss of $4.0-5.0 million, compared to an Adjusted EBITDA loss of $9.1 million in 2013. This revision from management’s outlook articulated on November 6th for a full-year 2014 Adjusted EBITDA loss of $0.5-$1.5 million is largely due to certain of Hampshire’s large retail customers canceling or delaying deliveries in mid-December along with quality issues and late deliveries on the part of a key fabric supplier.

Paul Buxbaum, Chief Executive Officer of Hampshire Group, commented, “Despite making significant year over year improvements in 2014 versus 2013, factors that unfolded late in the fourth quarter significantly depressed our anticipated results for the period relative to our previous expectations. The mid-December cancelations of deliveries, and the late selling off of that seasonal merchandise at lower than expected prices translated into lower sales and margins than we had forecast when we reported third quarter 2014 results in November. At the same time, a key fabric supplier to our Rio Garment business experienced operational issues that resulted in late shipments of poor quality material. This caused Rio to utilize a greater than normal level of air freight to meet customer delivery commitments, resulting in higher costs and reducing fourth quarter gross margins.”

Subsequent to the end of the quarter, Hampshire Group’s liquidity became constrained as labor issues, related slowdowns and bottlenecks at West Coast shipping ports stranded thousands of the Company’s finished garments on cargo ships that were unable to dock and unload, preventing the Company from delivering these products and recognizing the associated sales. As a result of this unforeseen problem, and coupled with the factors discussed above, Hampshire’s lender agreed to temporarily increase the availability under the Company’s revolving credit facility by $2 million until April 11, 2015. This extension will enable the Company to meet its obligations with suppliers in order to support order levels during the pendency of the West Coast port issues. Hampshire is also considering seeking additional financing options to provide further liquidity as a precaution in the event that the West Coast port slowdowns continue.

Mr. Buxbaum continued, “Looking ahead, we anticipate improved financial results in 2015 as compared to last year. We have been shipping our spring deliveries and continue to push to meet our 2015 plan. We have established new relationships with two fabric suppliers in Latin America to fulfill our requirements for Rio Garment. Additionally, we expect that our performance in 2015 will benefit from incremental sales related to the commencement of our Dockers™ international agreement in the second half of the year, along with the addition of new brands, sourcing enhancements, and cost reductions.”

About Hampshire Group

Hampshire Group, Limited (www.hamp.com), along with its wholly-owned subsidiaries, Hampshire Brands, Inc. and Rio Garment S.A. is a provider of fashion apparel across a broad range of product categories, channels of distribution and price points. The Company specializes in designing and marketing men’s sportswear to department stores, chain stores and mass market retailers under licensed brands, our own proprietary brands and the private labels of our customers. The Company operates a Honduras-based apparel manufacturer, designing, sourcing and manufacturing knit tops for men, women and children.

2014 Preliminary Expectations
	Three Months Ended (Ranges)		Twelve Months Ended (Ranges)
	December 31, 2014		December 31, 2014
	Low Range	High Range	Low Range	High Range
NON-GAAP RECONCILIATION (UNAUDITED)
Net income (loss)	$(3,370)	$(2,430)	$(11,980)	$(11,040)
Interest expense, net	550	550	1,377	1,377
Income tax provision, including disc ops	(100)	(100)	(347)	(347)
Depreciation and amortization	844	844	3,217	3,217
EBITDA	$(2,076)	$(1,136)	$(7,733)	$(6,793)

Restructuring costs	278	278	1,112	1,112
Stock-Based Compensation	210	210	1,104	1,104
Loss/(Gain) on lease obligation	-	-	74	74
Lease litigation settlement	-	-	-	-
Impairment of Goodwill	-	-	-	-
Impairment of long-lived assets, other than goodwill	-	-	-	-
Obsolete inventory write-downs at Rio	-	-	-	-
Acquisition-related costs	69	69	443	443

Adjusted EBITDA	$(1,519)	$(579)	$(5,000)	$(4,060)

2013 Historical Information
NON-GAAP RECONCILIATION (UNAUDITED)*	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
	2013	2013
Net Loss	$(9,875)	$(16,040)
Interest Expense, net	474	791
Income tax (benefit) provision	(719)	(1,744)
Depreciation and amortization	901	3,660

EBITDA	(9,219)	(13,333)
Restructuring costs	129	1,711
Stock-Based compensation	351	444
Lease litigation settlement	-	(6,113)

Loss on lease obligation	4,894	5,414

Impairment of goodwill	2,099	2,099
Impairment of long-lived assets, other than goodwill	612	612
Acquisition related costs	-	89
Adjusted EBITDA	$(1,134)	$(9,077)

*Certain calculations of Adjusted EBITDA have been recalculated from those previously presented in the Company’s quarterly earnings press releases to present uniform adjustments across all periods.

Management believes that supplementing its financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP) with certain non-GAAP financial measures, as defined by the Securities and Exchange Commission (the “SEC”), provides investors a more comprehensive understanding of the Company’s results of operations. Such measures include EBITDA and Adjusted EBITDA and should not be considered an alternative to GAAP financial measures, but instead should be read in conjunction with the GAAP financial measures.

Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K for the year ended December 31, 2013, and its Form 10-Q for the quarter ended September 27, 2014, and other SEC filings, which advise interested parties of certain factors that affect the Company’s business.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: A prolonged period of depressed consumer spending; developments related to the New York office lease; use of foreign suppliers for raw materials and manufacture of our products including a manufacturing facility based in Honduras; lack of an established public trading market for our common stock; decreases in business from or the loss of any one of our key customers; financial instability experienced by our customers; chargebacks and margin support payments; loss of or inability to renew certain licenses; change in consumer preferences and fashion trends, which could negatively affect acceptance of our products by retailers and consumers; failure of our manufacturers to use acceptable ethical business practices; failure to deliver quality products in a timely manner; problems with our distribution system and our ability to deliver products; labor disruptions at ports, our suppliers, manufacturers or distribution facilities; failure, inadequacy, interruption or security lapse of our information technology; failure to compete successfully in a highly competitive and fragmented industry; challenges integrating any business we have acquired or may acquire; potential impairment of goodwill and acquired intangible assets; unanticipated expenses beyond the amount reserved on our balance sheet or unanticipated cash payments related to the ultimate resolution of income and other possible tax liabilities; significant adverse changes to international trade regulations; loss of certain key personnel which could negatively impact our ability to manage our business; risks related to the global economic, political and social conditions; fluctuation in the price of raw materials adversely affecting our results of operations; energy and fuel costs are subject to adverse fluctuations and volatility; potential restrictions in our ability to borrow under our revolving credit facility; lack of sufficient liquidity to fund our operations; failure to realize expected benefits from our cost savings plan; and cyber-security risks, which could negatively impact the security of our sensitive information and technology.

Investor Relations Contact:

Fred Buonocore

The Equity Group Inc.

(212) 836-9607

fbuonocore@equityny.com